Exhibit 4

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheets of Development Bank of Japan (the “Bank”) and consolidated subsidiaries as of March 31, 2008, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, all expressed in Japanese yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Bank and consolidated subsidiaries for the year ended March 31, 2007, which were included in the accompanying Bank’s consolidated financial statements, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated June 26, 2007.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and consolidated subsidiaries as of March 31, 2008, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

Our audit also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Tokyo, Japan
June 25, 2008

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Assets
Cash and Due from banks (Note 2(b) and 25(f))	¥182,916	¥40,264	$1,825,701
Reverse Repurchase Agreements (Note 3(3))	136,925	223,829	1,366,662
Money Held in Trust (Note 25)	74,469	90,805	743,278
Securities (Notes 3, 12 and 25)	549,117	420,860	5,480,763
Loans (Note 4)	11,470,456	12,089,812	114,487,043
Other Assets (Note 5 and 22)	64,054	53,262	639,331

Tangible Fixed Assets(Note 6)	35,723	35,778	356,561
Intangible Fixed Assets	1,429	1	14,266
Customers’ Liabilities for Acceptances and Guarantees	126,833	273,965	1,265,935
Allowance for Loan Losses (Note 7)	(111,828)	(146,626)	(1,116,168)
Allowance for Investment Losses	(3,121)	(3,093)	(31,153)

Total Assets	¥12,526,978	¥13,078,861	$125,032,220

Liabilities and Equity
Liabilities
Bonds and Notes (Note 8)	¥3,157,163	¥2,671,644	$31,511,761
Borrowings (Note 9)	6,978,546	7,923,935	69,653,126
Other Liabilities (Notes 10 and 22)	156,880	194,093	1,565,829
Reserve for Employee Retirement Benefits (Note 20)	31,432	29,558	313,729
Acceptances and Guarantees (Note 11)	126,833	273,965	1,265,935

Total Liabilities	10,450,856	11,093,197	104,310,380

Equity
Capital	¥1,272,286	¥1,272,286	$12,698,732
Retained Earnings (Note 13)	860,006	809,898	8,583,760
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes (Note 25(3))	12,300	21,539	122,774
Net Deferred Hedge Losses, Net of Taxes	(72,039)	(122,294)	(719,033)

Total	2,072,553	1,981,429	20,686,233
Minority Interests	3,567	4,234	35,607

Total Equity	¥2,076,121	¥1,985,663	$20,721,840

Total Liabilities and Equity	¥12,526,978	¥13,078,861	$125,032,220

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF INCOME

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2008	2007	2008
Income
Interest Income	¥313,618	¥329,480	$3,130,238
Interest on Loans	306,462	325,844	3,058,816
Interest and Dividends on Securities	4,578	2,450	45,699
Interest on Reverse Repurchase Agreements	1,577	707	15,749
Interest on Due from banks	995	92	9,934
Other Interest Income	3	385	39
Fees and Commissions (Note 14)	4,995	4,051	49,859
Other Operating Income (Note 15)	534		5,330
Other Ordinary Income (Note 16)	53,505	62,325	534,038
Collection of Written-off Claims	1,982	5,875	19,791
Gains on Sales of Fixed Assets	68	0	687

Total Income	¥374,705	¥401,732	$3,739,945

Expenses
Interest Expense	¥209,382	¥236,812	$2,089,853
Interest on Bonds and Notes	45,130	33,973	450,454
Interest on Borrowings	148,962	179,674	1,486,800
Other Interest Expense	15,288	23,164	152,600
Fees and Commissions (Note 17)	29	65	292
Other Operating Expenses (Note 18)	21,721	2,038	216,807
General and Administrative Expenses	29,909	25,354	298,526
Other Ordinary Expenses (Note 19)	61,813	61,445	616,959
Losses on Sales of Fixed Assets	13	56	136

Total Expenses	¥322,869	¥325,772	$3,222,572

Income before Income Taxes and Minority Interests	¥51,835	¥75,960	$517,373

Income Taxes (Note 2(o))	¥0	¥672	$(1)
Current	13	661	132
Deferred	(13)	10	(133)

Minority Interests in Net Income	(773)	27	(7,717)

Net Income	¥52,608	¥75,260	$525,090

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2008	2007	2008
Cash Flows from Operating Activities
Income before Income Taxes and Minority Interests	¥51,835	¥75,960	$517,373
Depreciation	763	779	7,624
Amortization of Goodwill	91	(20)	916
Equity in gains (losses) of affiliates	(15,045)		(150,167)
Increase (Decrease) in Allowance for Loan Losses	(34,797)	(47,168)	(347,312)
Increase (Decrease) in Allowance for Investment Losses	27	(44)	277
Increase (Decrease) in Reserve for Employee Retirement Benefits	1,874	(1,329)	18,709
Interest Income-Accrual Basis	(313,618)	(329,480)	(3,130,238)
Interest Expense-Accrual Basis	209,382	236,713	2,089,853
Losses (Gains) on Securities	(416)	47,077	(4,157)
Losses (Gains) on Money Held in Trust	15,656	(1,349)	156,270
Foreign Exchanges Losses (Gains)	(0)	(0)	(2)
Losses (Gains) on Sale of Fixed Assets	(55)	56	(554)
Compensation for Advance Redemption	(12,648)		(126,246)
Net Decrease (Increase) in Loans	619,356	773,633	6,181,816
Net Increase (Decrease) in Bonds and Notes	485,518	410,555	4,845,978
Net Increase (Decrease) in Borrowings	(945,389)	(1,080,539)	(9,435,963)
Net Decrease (Increase) in Due from banks	(147,600)		(1,473,201)
Net Decrease (Increase) in Reverse Repurchase Agreements	86,903	(73,825)	867,390
Net Decrease (Increase) in Corporate bonds, Equities and Other securities	(99,407)		(992,192)
Interest Income-Cash Basis	316,487	334,315	3,158,869
Interest Expense-Cash Basis	(209,417)	(236,130)	(2,090,204)
Other – net	12,276	(80,619)	122,531

Sub-total	21,778	28,583	217,369
Refund of (Payments for) Income Taxes	(1,241)	294	(12,391)

Net Cash provided by (used in) Operating Activities	20,536	28,877	204,978

Cash Flows from Investing Activities
Payments for Purchases of Securities	(100,577)	(314,948)	(1,003,865)
Proceeds from Sale of Securities	60,901		607,856
Proceeds from Redemption of Securities	20,000	357,050	199,621
Payments for Increase Money Held in Trust	(8,781)	(64,674)	(87,649)
Proceeds from Decrease Money Held in Trust	6,324	3,609	63,121
Payments for Purchases of Tangible Fixed Assets	(773)	(445)	(7,723)
Proceeds from Sale of Tangible Fixed Assets	120	2	1,200
Payments for Purchases of Intangible Fixed Assets	(1,373)		(13,709)
Payments for Purchases of Subsidiaries (affecting the scope of consolidation)		90

Net Cash (used in) provided by Investing Activities	(24,160)	(19,317)	(241,147)

Cash Flows from Financing Activities
Payment to National Treasury	(1,320)	(1,179)	(13,181)

Net Cash provided by Financing Activities	(1,320)	(1,179)	(13,181)

Foreign Currency Translation Adjustments on Cash and Cash Equivalents	0	0	2

Net Increase (Decrease) in Cash and Cash Equivalents	(4,944)	8,381	(49,349)

Cash and Cash Equivalents at the Beginning of the Fiscal Year	36,250	27,869	361,818

Cash and Cash Equivalents at the End of the Fiscal Year (Note 2(b))	¥31,306	¥36,250	$312,470

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2007	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for- sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2006	¥1,272,286	¥734,637	¥3,415		¥2,010,339	¥4,111	¥2,014,450

Net Income		75,260			75,260		75,260
Net Changes in the year			18,124	(122,294)	(104,170)	122	(104,047)

Balance at March 31, 2007	¥1,272,286	¥809,898	¥21,539	¥(122,294)	¥1,981,429	¥4,234	¥1,985,663

	Millions of yen
For the Fiscal Year ended March 31, 2008	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for- sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2007	¥1,272,286	¥809,898	¥21,539	¥(122,294)	¥1,981,429	¥4,234	¥1,985,663

Payment to National Treasury		(2,499)			(2,499)		(2,499)
Net Income		52,608			52,608		52,608
Net Changes in the year			(9,239)	50,254	41,015	(667)	40,348

Balance at March 31, 2008	¥1,272,286	¥860,006	¥12,300	¥(72,039)	¥2,072,553	¥3,567	¥2,076,121

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2008	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for- sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2007	$12,698,732	$8,083,622	$214,990	$(1,220,629)	$19,776,715	$42,267	$19,818,982

Payment to National Treasury		(24,952)			(24,952)		(24,952)
Net Income		525,090			525,090		525,090
Net Changes in the year			(92,215)	501,596	409,381	(6,600)	402,720

Balance at March 31, 2008	$12,698,732	$8,583,760	$122,774	$(719,033)	$20,686,233	$35,607	$20,721,840

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”), its consolidated subsidiaries and an affiliate accounted for by the equity method in accordance with accounting principles generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

In preparing these consolidated financial statements, certain reclassifications and rearrangements have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan. In addition, certain reclassifications have been made in the 2007 financial statements to conform to the classifications used in 2008.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥100.19=$1.00, the effective exchange rate prevailing as of March 31, 2008, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Accounting Significant Policies

(a) Principles of Consolidation

(1)	Scope of Consolidation

Under the control or influence concept, companies in which DBJ, directly or indirectly, is able to exercise control over operations are fully consolidated. On September 8, 2006, the Accounting Standards Board of Japan issued Practical Issues Task Force No.20, “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” which was effective for fiscal years ending on or after September 8, 2006. The practical solution clarifies how the control and influence concept should be practically applied to the consolidation scope of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics. DBJ applied this task force and consolidated 6 such collective investment vehicles in 2008 (5 in 2007).

(i)	consolidated subsidiaries

The number of consolidated subsidiaries as of March 31, 2008 and 2007 is 10 and 9, respectively. The Consolidated subsidiaries as of March 31, 2008 are as follows:

DBJ Business Investment Co., Ltd.

DBJ Corporate Investment Fund (formerly DBJ Business Restructuring Fund prior to March, 2007)

DBJ Technology and New Business Creation Fund

DBJ Value Up Fund

DBJ Structured Investment Fund

DBJ Corporate mezzanine partners Co., Ltd.

DBJ Credit Line, Ltd.

New Business Investment Co., Ltd.

New Business Investment No.1 Investment Limited Liability Partnership (*)

Financial Frontier Fund

* tentative name (no official English name is available)

In the fiscal year ended March 31, 2008, Financial Frontier Fund was newly consolidated due to its foundation.

(ii)	non-consolidated subsidiaries

The number of non-consolidated subsidiaries as of March 31, 2008 and 2007 is 21 and 8, respectively. Such subsidiaries as of March 31, 2008 are mainly as follows:

Asuka DBJ Investment LPS

GAD financial Service Limited

CITIC Japan Growth Partners, L.P.

Bridgehead Co., Ltd.

Tomatoh, Inc.

Non-consolidated subsidiaries are excluded from the scope of consolidation because such exclusion has no material impact on the consolidated financial statements in terms of total assets, net income, retained earnings or deferred hedge gains and losses.

(iii)	entities not considered to be subsidiaries where DBJ has more than a 50% ownership interest

The number of entities not considered to be subsidiaries where DBJ has more than a 50% ownership interest as of March 31, 2008 and 2007 is 6 and 5, respectively. Such entities as of March 31, 2008 are mainly as follows:

ADS Global Partners Ltd.

Wise Partners Co., Ltd.

These Entities are excluded from the scope of consolidation since DBJ’s intent is to nurture the venture business and not to exercise control over their operating and financing policies.

(2)	Application of the Equity Method

Under the control or influence concept, non-consolidated subsidiaries and affiliates over which DBJ has the ability to exercise significant influence are accounted for by the equity method.

(i)	non-consolidated subsidiaries accounted for by the equity method

There are no non-consolidated subsidiaries accounted for by the equity method as of March 31, 2008 and 2007, respectively.

(ii)	affiliates accounted for by the equity method

The number of affiliates accounted for by the equity method as of March 31, 2008 and 2007 is 1 and 0, respectively. The affiliate accounted for by the equity method as of March 31, 2008 is as follows:

eBANK Corporation

In the fiscal year ended March 31, 2008, eBANK Corporation first became an affiliated company accounted for by the equity method due to the acquisition of its shares.

(iii)	non-consolidated subsidiaries not accounted for by the equity method

The number of non-consolidated subsidiaries not accounted for by the equity method as of March 31, 2008 and 2007 is 21 and 8, respectively. Such subsidiaries as of March 31, 2008 are mainly as follows:

Asuka DBJ Investment LPS

GAD financial Service Limited

CITIC Japan Growth Partners, L.P.

Bridgehead Co., Ltd.

Tomatoh, Inc.

(iv)	affiliates not accounted for by the equity method

The number of affiliates not accounted for by the equity method as of March 31, 2008 and 2007 is 100 and 15, respectively. Such affiliates as of March 31, 2008 are mainly as follows:

Technology Alliance Investment, Ltd.

Asuka DBJ Partners Co., Ltd.

Intellectual Properties Development & Investment

Non-consolidated subsidiaries and affiliates that are not accounted for by the equity method have been excluded from the scope of the equity method because their aggregate effect in terms of net income, retained earnings and deferred gains and losses has no material impact on the consolidated financial statements of DBJ.

(v)	entities not considered to be affiliates where DBJ has greater than 20% but less than a majority of voting stock

The number of entities not considered to be affiliates where DBJ has greater than 20% but less than a majority of voting stock as of March 31, 2008 and 2007 is 10 and 37, respectively. Such entities as of March 31, 2008 are mainly as follows:

Global Insurance Corporation

Gordon Brothers Japan Co., Ltd.

Green Power Investment Corporation

These entities are not accounted for by the equity method because DBJ’s intent is to nurture the venture business and not to exercise significant influence on their operating and financing policies.

(3)	Balance sheet Dates of Consolidated Subsidiaries

Balance sheet dates of consolidated subsidiaries are as follows;

December 31 1 subsidiary

March 31       9 subsidiaries

Consolidated subsidiaries are consolidated based on the financial statements that are prepared as of their balance sheet dates.

The necessary adjustments are made in the consolidated financial statements to reflect material transactions that occur between the balance sheet date of the subsidiary and the consolidated balance sheet date.

In this fiscal year, DBJ Corporate mezzanine partners Co., Ltd. changed their balance sheet date from March 31 to December 31.

(4)	Valuation of Consolidated Subsidiaries’ Assets and Liabilities

Assets and liabilities of newly consolidated subsidiaries are measured at fair value at the date of acquisition of control.

(5)	Elimination of Intercompany Balances and Transactions

All significant intercompany balances and transactions have been eliminated in consolidation. All material unrealized profit resulting from transactions between DBJ and its consolidated subsidiaries is eliminated.

(6)	Amortization of Goodwill

The difference between the fair value of net assets and the cost of the acquired subsidiary is being amortized on a straight-line basis over the estimated beneficial period not exceeding 20 years. Minor differences are charged to income in the year of acquisition.

(b) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consist of cash on hand and due from banks.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from Banks” in the consolidated balance sheet is as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Cash and Due from Banks	¥182,916	¥40,264	$1,825,701
Time Deposits with Banks	(151,600)	(4,000)	(1,513,125)
Trust Money to Financial Agencies	(10)	(14)	(106)

Cash and Cash Equivalents	¥31,306	¥36,250	$312,470

(c) Securities

Held-to-maturity debt securities are stated at amortized cost with amortization computed on a straight-line basis, using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method). Other securities without market quotations are stated at cost or amortized cost computed using the weighted average method.

Investments in limited partnerships and other similar partnerships are accounted for at their original cost plus DBJ’s interest in earnings since acquisition and less any dividends received, based on their most recent financial statements.

Unrealized gain and loss on available-for-sale securities are included in equity, net of income taxes.

Securities which are held as trust assets in money held in trust accounts are valued in the same way as other securities.

(d) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value. Except for certain derivatives that are designated as hedging instruments as discussed below, gains or losses on derivative transactions are recognized in the statements of income.

(e) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps which are used to hedge foreign currency fluctuations are not translated at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments	:	Interest Rate Swaps

	Hedged Items	:	Bonds and Notes, Borrowings, and Loans

•	Hedging Instruments	:	Foreign Currency Swaps

	Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rates and foreign currency fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of accrual method (*1) and foreign currency swap contracts which meet the hedging requirements of assignment method (*2), under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swaps are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge existing foreign currency assets or liabilities, a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of income in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(f) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(g) Long-lived Assets

DBJ reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

(h) Bonds and Notes Issuance Costs

“Bonds and Notes Issuance Costs” are charged to income as incurred.

(i) Foreign Currency Translation and Revaluation Method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the fiscal year end.

(j) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but are likely to become bankrupt, and for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Analysis Department, which is independent of the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totaled ¥52,170 million ($520,715 thousand) and ¥56,267 million for the years ended March 31, 2008 and 2007, respectively.

(k) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(l) Reserve for Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of a welfare pension fund plan and a lump-sum severance indemnity plan.

The “Reserve for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(m) Lease Transactions

Finance leases of DBJ and consolidated subsidiaries that do not involve transfer of ownership to lessees are accounted for as operating leases.

(n) Consumption taxes

Income and expenses subject to consumption taxes exclude related consumption taxes paid or received.

(o) Income Taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiaries are subject to income and local taxes.

Deferred income taxes are recorded based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reverse. The asset and liability method is used to determine deferred income taxes.

3. Securities

Securities as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Japanese Government Bonds	¥143,530	¥120,705	$1,432,583
Corporate Bonds	102,856	96,374	1,026,619
Equities	183,394	114,865	1,830,469
Other securities	119,335	88,914	1,191,092

	¥549,117	¥420,860	$5,480,763

Notes:	1.	Investments in unconsolidated subsidiaries and affiliates included in “Equities” as of March 31, 2008 and 2007 are ¥17,594 million ($175,611 thousand) and ¥468 million, respectively. And investments in unconsolidated subsidiaries and affiliates included in “Other securities” as of March 31, 2008 and 2007 are ¥40,912 million ($408,345 thousand) and ¥13,498 million, respectively.
	2.	DBJ has contingent liabilities for guarantees of corporate bonds among Securities which were issued by private placement (Article 2 Paragraph 3 of Financial Instruments and Exchange Law) and amount to ¥3,280 million ($32,738 thousand) and ¥130 million as of March 31, 2008 and 2007 respectively.
	3.	There are no securities repledged as of March 31, 2008 and 2007 respectively, although securities accepted under repurchase agreements, can be sold or repledged. Securities neither sold nor repledged are ¥136,925 million ($1,366,662 thousand) and ¥223,829 million, respectively.
	4.	Other securities with market value are considered impaired if there is a considerable decline in the market value below the acquisition cost and such decline is not believed to be recoverable. The difference between the acquisition cost and the market value is the loss for the fiscal year. The criterion for determining “Considerable decline in market value” is as follows. Market value is 50% and more lower than acquisition cost Market value is 30% and more lower than acquisition cost, and such decline is not considered as recoverable

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the consolidated balance sheets as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Loans to Bankrupt Debtors	¥1,329	¥7,562	$13,273
Delinquent Loans	57,429	64,065	573,209
Loans Past Due Three Months or More	26	28	262
Restructured Loans	60,988	73,624	608,728

	¥119,774	¥145,280	$1,195,472

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of the allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as a reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, funds up to a pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2008 and 2007 are ¥327,665 million ($3,270,442 thousand), including ¥153,869 million ($1,535,779 thousand) being financed within one year and ¥331,130 million, including ¥97,695 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Prepaid Expenses	¥145	¥99	$1,451
Accrued Income	41,157	48,068	410,794
Derivatives	20,585	3,316	205,461
Guarantee Deposits	484	426	4,840
Other	1,681	1,350	16,785

	¥64,054	¥53,262	$639,331

6. Tangible Fixed Assets

Tangible Fixed Assets as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Tangible Fixed Assets
Land	¥20,340	¥20,386	$203,020
Buildings	15,082	15,095	150,543
Equipment	300	296	2,998

Total	¥35,723	¥35,778	$356,561

Notes:	Accumulated Depreciation of Tangible Fixed Assets as of March 31, 2008 and 2007 is ¥ 20,858 million ($208,191 thousand) and ¥20,355 million, respectively.

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
General Allowance for Loan Losses	¥86,560	¥96,933	$863,962
Specific Allowance for Loan Losses	25,268	49,692	252,205

	¥111,828	¥146,626	$1,116,168

8. Bonds and Notes

Bonds and Notes as of March 31, 2008 and 2007 are as follows:

At March 31
Description of Bonds and Notes	Issue date	Interest rate (%)	Maturity date	Millions of yen				Thousands of U.S. dollars
				2008		2007		2008
Japanese Government-guaranteed Bonds 1-21	August 2000- February 2008	0.80 ~ 2.10	August 2010- December 2022	¥802,282		¥612,132		$8,007,614
Japanese Government-guaranteed Foreign Bond 67*[1]	September 1998	1.81	September 2028	25,083		25,087		250,358
Japanese Government-guaranteed Foreign Bonds 1-14	November 1999- November 2007	1.05 ~ 6.875	June 2010- November 2027	1,035,616 ($2,350,000 thousand (EUR1,450,000 thousand	) )	846,906 ($2,350,000 thousand (EUR750,000 thousand	) )	10,336,524
Japanese Government-underwritten Bonds 196-211*[2]	May 1997- December 1998	1.10 ~ 2.60	May 2007- December 2008	39,550 [39,550	]	72,766 [33,250	]	394,758 [394,758	]
FILP Agency Bonds3-44,1*[3],	April 2002- February 2008	0.40 ~ 2.74	June 2007- March 2047	1,254,630 [129,997	]	1,114,753 [150,000	]	12,522,508 [1,297,504	]

				¥3,157,163		¥2,671,644		$31,511,761

Notes:	1.	This bond is a government-guaranteed bond issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	2.	These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.
	3.	Figures indicated in brackets ( ) indicate the amounts of foreign currency bonds.
	4.	Figures indicated in brackets [ ] indicate the amounts to be redeemed within one year.
	5.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.

Scheduled redemptions of Bonds and Notes for each of the next five years as of March 31, 2008 are as follows:

Fiscal year ending March 31,

2009	¥169,547	million	$1,692,264	thousand
2010	109,986		1,097,775
2011	369,842		3,691,407
2012	463,348		4,624,697
2013	344,798		3,441,443

9. Borrowings

Borrowings as of March 31, 2008 and 2007 are as follows:

At March 31	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
			2008	2007	2008
Borrowings
Long-term Borrowings	1.78	May 2008 – November 2027	¥6,978,546	¥7,923,935	$69,653,126

			¥6,978,546	¥7,923,935	$69,653,126

Borrowings with maturities for each of the next five years as of March 31, 2008 are as follows:

Fiscal year ending March 31,

2009	¥1,108,400	million	$11,062,988	thousand
2010	947,704		9,459,069
2011	840,448		8,388,548
2012	786,430		7,849,388
2013	827,824		8,262,542

10. Other Liabilities

Other Liabilities as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Accrued Expenses	¥33,365	¥34,031	$333,023
Unearned Income	997	17,913	9,955
Deposits from Employees	199	153	1,993
Derivatives	115,499	133,847	1,152,805
Reserve for Bonus Payments	1,653	1,617	16,502
Other	5,164	6,529	51,552

	¥156,880	¥194,093	$1,565,829

11. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Guarantees	¥126,833	¥273,965	$1,265,935

	¥126,833	¥273,965	$1,265,935

Notes:	In the year ended March 31, 2008, Credit Derivatives Transaction measured at fair value is reclassified from “Guarantees” to “Derivatives”, as its rational market value has been confirmed.

12. Assets Pledged as Collateral

Securities Pledged as Collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥123,155 million ($1,229,219 thousand) as of March 31, 2008, and ¥120,705 million as of March 31, 2007.

13. Retained Earnings

A portion of net income of the parent company which has been calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to a provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

On May 31, 2007, DBJ paid ¥2,499 million ($24,952 thousand), attributable to the year ended March 31, 2007, to the National Treasury.

14. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2008	2007	2008
Commissions	¥4,995	¥4,051	$49,859

	¥4,995	¥4,051	$49,859

15. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2008	2007	2008
Foreign Exchange Gains	¥110	¥	$1,105
Other	423		4,225

	¥534	¥	$5,330

16. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2008	2007	2008
Reversal of allowance for Loan Losses	¥24,307	¥47,133	$242,614
Compensation for Advance Redemption	12,648		126,246
Gains on Sales of Equities and Other Securities	88	1,508	886
Gains on Money Held in Trust	1,281	1,350	12,790
Other	15,178	12,333	151,502

	¥53,505	¥62,325	$534,038

Notes:	1.	In the year ended March 31, 2008, Compensation for Advance Redemption, which was classified in “Unearned Income” and amortized over the term of the loans, is recognized in full as Income.
	2.	“Other” includes profit of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics, attributable to DBJ and its subsidiaries as the equity participants, ¥13,569 million ($ 135,435 thousand) for the fiscal year ended March 31, 2008.

17. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2008	2007	2008
Wire Transfer Service Charges	¥6	¥5	$62
Commissions	23	59	230

	¥29	¥65	$292

18. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen			Thousands of U.S. dollars
For the fiscal years ended March 31	2008		2007	2008
Foreign Exchange Losses	¥		¥129	$
Bonds and Notes Issuance Costs		1,827	1,521	18,239
Losses on Derivative Instruments		14,167	30	141,411
Other		5,726	356	57,157

		¥21,721	¥2,038	$216,807

19. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2008 and 2007 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2008	2007	2008
Provision for Investment Losses	¥1,392	¥112	$13,903
Write-off of Loans	7,913	2,982	78,988
Losses on Sales of Equities and Other Securities	706	1	7,053
Write-off of Equities	723	47,713	7,225
Losses on Money Held in Trust	16,938	0	169,060
Other	34,137	10,635	340,730

	¥61,813	¥61,445	$616,959

Notes:	Losses on sale of loans included in “Other” are ¥198 million ($1,978 thousand) and ¥890 million for the fiscal years ended March 31, 2008 and 2007, respectively. Investment Losses on Affiliates accounted by the equity method and Costs on Derivative transactions included in “Other” are ¥15,045 million ($150,167 thousand) and ¥8,602 million ($85,856 thousand) for the fiscal years ended March 31, 2008, respectively.

20. Employee Retirement Benefits

Employees whose service with DBJ is terminated are, under most circumstances, entitled to retirement and pension benefits determined by reference to basic rates of pay at the time of termination, length of service and conditions under which the termination occurs. If the termination is involuntary, caused by retirement at the mandatory retirement age or caused by death, the employee is entitled to greater payment than in the case of voluntary termination.

Reserve for Employee Retirement Benefits as of March 31, 2008 and 2007 consisted of the following.

(a) The Funded Status of the Pension Plans

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Projected Benefit Obligation	¥(45,019)	¥(44,460)	$(449,337)
Fair Value of Plan Assets	13,586	14,902	135,608
Unfunded Pension Obligation	(31,432)	(29,558)	(313,729)
Net Amount Recognized on the Balance Sheet	(31,432)	(29,558)	(313,729)

Reserve for Employee Retirement Benefits	¥(31,432)	¥(29,558)	$(313,729)

Notes:	1.	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.
	2.	Reserve for Employee Retirement Benefits includes the one for executive directors.

(b) Components of Pension Cost

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Service Cost	¥1,389	¥1,400	$13,866
Interest Cost	887	897	8,858
Expected Return on Plan Assets	(74)	(493)	(744)
Amortization of Prior Service Cost
Amortization of Net Actuarial Gains/Losses	1,841	(861)	18,379

Net Pension Cost	¥4,043	¥942	$40,360

(c) Principal Assumptions Used

At March 31	2008	2007
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	0.5%	3.5%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

21. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2008			2007
At March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥1,111	¥484	¥1,596	¥724	¥277	¥1,002
Less - Accumulated Depreciation Equivalents	(479)	(181)	(661)	(430)	(151)	(582)

Book Value Equivalents	¥631	¥302	¥934	¥294	¥125	¥419

	Thousands of U.S. dollars
	2008
At March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$11,097	$4,834	$15,930
Less - Accumulated Depreciation Equivalents	(4,791)	(1,815)	(6,606)

Book Value Equivalents	$6,306	$3,019	$9,325

Future lease payments subsequent to the end of the fiscal years for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Due in One Year or Less	¥304	¥215	$3,043
Due after One Year	634	210	6,337

	¥939	¥426	$9,380

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2008 amount to ¥292 million ($2,921 thousand), ¥282 million ($2,817 thousand) and ¥9 million ($96 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2007 are ¥246 million, ¥237 million and ¥8 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and that the residual value at the end of the lease term is zero.
	2.	Interest expense equivalents are defined as the difference between total lease payments and acquisition equivalents, and are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2008 and 2007.

22. Deferred Tax Assets and Liabilities

Consolidated domestic subsidiaries are subject to Japanese national and local income taxes which, in the aggregate, resulted in a normal effective statutory tax rate of approximately 40.6% for the years ended March 31, 2008 and 2007, respectively.

The tax effects of significant temporary differences and loss carryforwards which resulted in deferred tax assets and liabilities as of March 31, 2008 and 2007 are as follows:

	Millions of yen			Thousands of U.S. dollars
At March 31	2008	2007		2008
Deferred Tax Assets:
Net Losses Carryforwards	¥541	¥		$5,407
Enterprise Tax Payable	0		57	0
Allowance for Investment Losses	270		259	2,705
Losses on Available-for-sale Securities	604		406	6,031
Other	3		51	36

Sub Total	1,420		774	14,179

Less- Valuation Allowance	(1,420)		(767)	(14,174)

Total Deferred Tax Assets	¥0		7	5

Deferred Tax Liabilities:
Net Unrealized Gain on Available-for-sale Securities	(105)		(66)	(1,050)
Other	(17)		0	(176)

Total Deferred Tax Liabilities	(122)		(66)	(1,225)

Net Deferred Tax Assets (Liabilities)	¥(122)		¥(59)	$(1,220)

Notes:	A reconciliation between the normal effective statutory tax rates for the years ended March 31, 2008 and 2007 and the actual effective tax rates reflected in the accompanying consolidated statement of income is not required under Japanese accounting standards due to such differences being immaterial.

23. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiaries are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

24. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swaps, currency swaps, forward foreign exchange contract and credit default swaps.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps, currency swaps and forward foreign exchange contract to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and to respond to the customers’ financial needs. DBJ does not hold or issue derivative financial instruments for trading purposes.

DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business within the limit of a certain definite amount of risk.

(c) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with the terms and conditions of the contract governing the transaction due to the counterparty’s bankruptcy or deteriorating business conditions.

With regards to derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and constantly monitors the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. With regards to credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(d) Risk Management Policies for Derivatives

The Treasury Department enters into and the ALM and Risk Management Department monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

(e) Supplementary explanation on Market Value of Derivatives

It should be noted that ‘Contract Value’ represents nominal contract value or notional principal amount used in determining the value of receipts or payments of interest, but this does not necessarily reflect the risks of derivative transactions themselves.

2. Information on Market Value of Derivatives

The market values of derivatives as of March 31, 2008 and 2007 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	2008
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥2,285,344	¥2,155,344	¥36,658	¥36,658
Receive Float/ Pay Fixed	2,285,303	2,155,303	(36,755)	(36,755)

			¥(96)	¥(96)

	Millions of yen
	2007
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,863,361	¥1,813,361	¥(13,458)	¥(13,458)
Receive Float/ Pay Fixed	1,863,361	1,813,361	4,219	4,219

			¥(9,239)	¥(9,239)

	Thousands of U.S. dollars
	2008
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	$22,810,101	$21,512,566	$365,890	$365,890
Receive Float/ Pay Fixed	22,809,700	21,512,165	(366,854)	(366,854)

			$(964)	$(964)

Notes:

1.      The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Income. Derivative transactions qualifying for hedge accounting are excluded from the tables above.

2. Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

	Millions of yen
	2008
	Contract Value			Market Value		Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter Swaps	¥		¥	¥		¥
Forwards
Sold		¥15,337	¥		¥402		¥402
Bought		100			(0)		(0)

					¥402		¥402

	Millions of yen
	2007
	Contract Value			Market Value		Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter Swaps	¥		¥	¥		¥
Forwards
Sold	¥		¥	¥		¥
Bought		2,410			53		53

					¥53		¥53

	Thousands of U.S. dollars
	2008
	Contract Value			Market Value		Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter Swaps	$		$	$		$
Forwards
Sold		$153,089	$		$4,021		$4,021
Bought		1,004			(0)		(0)

					$4,021		$4,021

Notes:

1.      The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statement of Income. Derivative transactions qualifying for hedge accounting are excluded from the tables above.

2. Market values for the over-the-counter transactions are based primarily on discounted present values.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

	Millions of yen
	2008
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	¥1,107,506	¥1,107,506	¥(15,705)	¥(15,705)
Bought	602,416	602,416	868	868

			¥(14,836)	¥(14,836)

	Millions of yen
	2007
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	¥697,877	¥697,877	¥130	¥130
Bought	579,827	579,827	130	130

			¥261	¥261

	Thousands of U.S. dollars
	2008
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	$11,054,066	$11,054,066	$(156,754)	$(156,754)
Bought	6,012,744	6,012,744	8,668	8,668

			$(148,086)	$(148,086)

Notes:	1. The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statement of Income.
2. Market values are based on the counterparties’ tendered price.
3. ‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

25. Market Value of Securities and Money Held in Trust

Market value of Securities, Money held in Trust and Negotiable Certificate of Deposit classified as “Cash and Due from banks” as of March 31, 2008 and 2007 are summarized below. The information about investments in subsidiaries and affiliates with market value is reported in the notes to the non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

	Millions of yen
	2008
	Book Value		Market Value		Unrealized Gain (Loss)
At March 31					Net		Gain		(Loss)
Japanese Government Bonds	¥		¥		¥		¥		¥
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		46,501		46,663		162		522		(360)
Other

		¥46,501		¥46,663		¥162		¥522		¥(360)

	Millions of yen
	2007
	Book Value		Market Value		Unrealized Gain (Loss)
At March 31					Net		Gain		(Loss)
Japanese Government Bonds	¥		¥		¥		¥		¥
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		44,280		44,458		178		282		(103)
Other

		¥44,280		¥44,458		¥178		¥282		¥(103)

	Thousands of U.S. dollars
	2008
	Book Value		Market Value		Unrealized Gain (Loss)
At March 31					Net		Gain		(Loss)
Japanese Government Bonds	$		$		$		$		$
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		464,136		465,754		1,618		5,214		(3,597)
Other

		$464,136		$465,754		$1,618		$5,214		$(3,597)

Notes:	Market value is based on the closing price at the respective fiscal year ends.

(c) Available-for-sale Securities with market values

	Millions of yen
	2008
At March 31	Acquisition Cost	Market / Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	¥34,617	¥41,355	¥6,738	¥13,412	¥(6,674)
Bonds	162,181	164,639	2,457	2,881	(423)
Japanese Government Bonds	140,661	143,530	2,869	2,881	(11)
Japanese Local Government Bonds
Short-term Corporate Bonds	16,000	15,834	(165)		(165)
Corporate Bonds	5,520	5,274	(245)		(245)
Other	5,852	5,943	91	191	(100)

	¥202,651	¥211,938	¥9,287	¥16,485	¥(7,197)

	Millions of yen
	2007
	Acquisition Cost	Market / Book Value	Unrealized Gain (Loss)
At March 31			Net	Gain	(Loss)
Equities	¥18,375	¥31,936	¥13,561	¥13,617	¥(55)
Bonds	128,902	128,682	(219)	282	(502)
Japanese Government Bonds	120,902	120,705	(196)	282	(479)
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds	8,000	7,977	(22)		(22)
Other

	¥147,277	¥160,619	¥13,341	¥13,899	¥(558)

	Thousands of U.S. dollars
	2008
At March 31	Acquisition Cost	Market / Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	$345,519	$412,774	$67,255	$133,875	$(66,619)
Bonds	1,618,738	1,643,269	24,531	28,756	(4,226)
Japanese Government Bonds	1,403,946	1,432,583	28,637	28,756	(119)
Japanese Local Government Bonds
Short-term Corporate Bonds	159,697	158,043	(1,654)		(1,654)
Corporate Bonds	55,095	52,643	(2,452)		(2,452)
Other	58,413	59,321	908	1,906	(998)

	$2,022,670	$2,115,364	$92,694	$164,537	$(71,843)

Notes:	Book value above represents the market values determined based on the closing price at the respective fiscal year ends.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

	Millions of yen
	2008
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥307	¥105	¥3,049

	¥307	¥105	¥3,049

	Millions of yen
	2007
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥4,372	¥1,543	¥34

	¥4,372	¥1,543	¥34

	Thousands of U.S. dollars
	2008
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	$3,070	$1,052	$30,440

	$3,070	$1,052	$30,440

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars
At March 31	2008	2007	2008
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥35,246	¥15,620	$351,797
Available-for-sale Securities
Unlisted Equities	142,038	91,430	1,417,694
Unlisted Corporate Bonds	0	21,496	1
Negotiable Certificate of Deposit	149,000		1,487,174
Other	113,392	98,344	1,131,771

	¥439,677	¥226,890	$4,388,437

(g) Change in Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity Debt Securities

	Millions of yen
	2008
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥36,240	¥129,873	¥76,519	¥3,754
Japanese Government Bonds	20,089	71,182	52,259
Japanese Local Government Bonds
Short-term Corporate Bonds	15,834
Corporate Bonds	317	58,691	24,260	3,754
Other	149,000		125

	¥185,240	¥129,873	¥76,645	¥3,754

	Millions of yen
	2007
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥43,181	¥93,062	¥69,859	¥4,000
Japanese Government Bonds	19,995	50,575	50,134
Japanese Local Government Bonds
Short-term Corporate Bonds	2,996
Corporate Bonds	20,189	42,486	19,724	4,000
Other

	¥43,181	¥93,062	¥69,859	¥4,000

	Thousands of U.S. dollars
	2008
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$361,718	$1,296,268	$763,745	$37,472
Japanese Government Bonds	200,509	710,470	521,604
Japanese Local Government Bonds
Short-term Corporate Bonds	158,043
Corporate Bonds	3,166	585,798	242,141	37,472
Other	1,487,174		1,255

	$1,848,892	$1,296,268	$764,999	$37,472

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held to maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is summarized below:

	Millions of yen
	2008
	Acquisition	Market /	Unrealized Gain (Loss)
At March 31	Cost	Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥74,417	¥74,454	¥410	¥674	¥(263)

	Millions of yen
	2007
	Acquisition	Market /	Unrealized Gain (Loss)
At March 31	Cost	Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥90,836	¥90,805	¥(31)	¥58	¥(90)

	Thousands of U.S. dollars
	2008
	Acquisition	Market/	Unrealized Gain (Loss)
At March 31	Cost	Book Value	Net	Gain	(Loss)
Other Money Held in Trust	$742,767	$743,129	$4,099	$6,732	$(2,633)

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen			Thousands of U.S. dollars
At March 31	2008	2007		2008
Net Unrealized Gain
Available-for-sale Securities	¥13,095		¥21,696	$130,704
Other Money Held in Trust	(263)		(62)	(2,633)
Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	(105)		(66)	(1,050)
	¥12,726		¥21,566	$127,021
Amount corresponding to Minority Interests	11		(26)	110
DBJ’s interest in net unrealized gain on available-for-sale securities held by affiliates accounted for by the equity method	¥(436)	¥		$(4,356)
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥12,300		¥21,539	$122,774

Notes:	Net unrealized gain included foreign currency translation adjustments on non-marketable securities denominated in foreign currency.

26. Subsequent Event

On May 14, 2008, the board meeting resolved to pay out of retained earnings ¥1,026 million ($10,246 thousand), attributable to the year ended March 31, 2008, to the National Treasury and DBJ paid it on May 30, 2008.

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan (the “Bank”) as of March 31, 2008, and the related non-consolidated statements of income and changes in equity for the year then ended, all expressed in Japanese yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audit. The non-consolidated financial statements of the Bank for the year ended March 31, 2007, which were included in the accompanying Bank’s non-consolidated financial statements, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated June 26, 2007.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of Development Bank of Japan as of March 31, 2008, and the results of its operations for the year then ended in conformity with accounting principles generally accepted in Japan.

Our audit also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Tokyo, Japan
June 25, 2008

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Assets
Cash and Due from banks	¥161,741	¥34,110	$1,614,346
Reverse Repurchase Agreements (Note 3(3))	136,925	223,829	1,366,662
Money Held in Trust	25,720	27,836	256,715
Securities (Notes 3 and 10)	532,137	366,469	5,311,281
Loans (Note 4)	11,512,906	12,146,462	114,910,738
Other Assets (Note 5)	64,894	53,740	647,709
Tangible Fixed Assets (Note 6)	35,709	35,763	356,420
Intangible Fixed Assets	1,371	0	13,692
Customers’ Liabilities for Acceptances and Guarantees	172,833	334,965	1,725,062
Allowance for Loan Losses (Note 7)	(112,030)	(146,742)	(1,118,182)
Allowance for Investment Losses	(7,329)	(2,456)	(73,159)

Total Assets	¥12,524,880	¥13,073,980	$125,011,284

	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Liabilities and Equity
Liabilities
Bonds and Notes	¥3,157,163	¥2,671,644	$31,511,761
Borrowings	6,932,546	7,862,935	69,193,998
Other Liabilities (Note 8)	156,728	193,300	1,564,318
Reserve for Employee Retirement Benefits	31,432	29,558	313,729
Acceptances and Guarantees (Note 9)	172,833	334,965	1,725,062

Total Liabilities	¥10,450,705	¥11,092,404	$104,308,868

Equity
Capital	¥1,272,286	¥1,272,286	$12,698,732
Retained Earnings (Note 11)	861,584	810,163	8,599,509
Other Retained Earnings	861,584	810,163	8,599,509
Statutory Reserve	1,113,186	1,076,594	11,110,756
Accumulated Deficit	(251,601)	(266,430)	(2,511,246)
Net Unrealized Gain on Available-for-sale Securities	13,084	21,493	130,601
Net Deferred Hedge Losses	(72,780)	(122,367)	(726,427)
Total Equity	¥2,074,175	¥1,981,575	$20,702,416

Total Liabilities and Equity	¥12,524,880	¥13,073,980	$125,011,284

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF INCOME

For the Fiscal Years ended March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Income
Interest Income	¥314,084	¥329,710	$3,134,885
Interest on Loans	307,725	326,472	3,071,420
Interest and Dividends on Securities	3,815	2,449	38,080
Interest on Reverse Repurchase Agreements	1,577	707	15,749
Interest on Due from banks	961	80	9,597
Other Interest Income	3	0	39
Fees and Commissions (Note 12)	4,836	3,405	48,274
Other Operating Income (Note 13)	589		5,883
Other Ordinary Income (Note 14)	53,251	59,989	531,505
Collection of Written-off Claims	1,982	5,875	19,791
Gains on Sales of Fixed Assets	68	0	688

Total Income	¥374,813	¥398,982	$3,741,027

Expenses
Interest Expense	¥208,866	¥236,720	$2,084,703
Interest on Bonds and Notes	45,130	33,973	450,454
Interest on Borrowings	148,446	179,674	1,481,650
Interest on Swaps (net)	15,273	23,067	152,443
Other Interest Expense	15	4	155
Fees and Commissions (Note 15)	23	65	234
Other Operating Expenses (Note 16)	18,811	2,025	187,754
General and Administrative Expenses	29,316	25,015	292,608
Other Ordinary Expenses (Note 17)	63,861	59,933	637,401
Losses on Sales of Fixed Assets	13	56	135
Total Expenses	¥320,891	¥323,815	$3,202,834

Net Income	¥53,921	¥75,166	$538,193

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Fiscal Year ended March 31, 2007	Millions of yen
	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for-sale Securities	Net Deferred Hedge Losses		Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2006	¥1,272,286	¥1,068,918	¥(333,921)	¥3,401	¥		¥2,010,684

Transfer from net income accounted under the DBJ Law to Statutory Reserve (Note 11)		7,675	(7,675)
Net Income			75,166				75,166
Net Changes in the year				18,092		(122,367)	(104,274)

Balance at March 31, 2007	¥1,272,286	¥1,076,594	¥(266,430)	¥21,493		¥(122,367)	¥1,981,575

For the Fiscal Year ended March 31, 2008	Millions of yen
	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for-sale Securities	Net Deferred Hedge Losses	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2007	¥1,272,286	¥1,076,594	¥(266,430)	¥21,493	¥(122,367)	¥1,981,575

Transfer from net income accounted under the DBJ Law to Statutory Reserve (Note 11)		36,592	(36,592)
Payment to National Treasury			(2,499)			(2,499)
Net Income			53,921			53,921
Net Changes in the year				(8,408)	49,586	41,177

Balance at March 31, 2008	¥1,272,286	¥1,113,186	¥(251,601)	¥13,084	¥(72,780)	¥2,074,175

For the Fiscal Year ended March 31, 2008	Thousands of U.S. dollars
	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for-sale Securities	Net Deferred Hedge Losses	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2007	$12,698,732	$10,745,526	$(2,659,257)	$214,529	$(1,221,350)	$19,778,180

Transfer from net income accounted under the DBJ Law to Statutory Reserve (Note 11)		365,229	(365,229)
Payment to National Treasury			(24,952)			(24,952)
Net Income			538,193			538,193
Net Changes in the year				(83,927)	494,923	410,996

Balance at March 31, 2008	$12,698,732	$11,110,756	$(2,511,246)	$130,601	$(726,427)	$20,702,416

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying non-consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

As consolidated statements of cash flows and certain disclosures are presented in the consolidated financial statements of DBJ, non-consolidated statements of cash flows and certain disclosures are not presented herein in accordance with accounting principles generally accepted in Japan.

In preparing these non-consolidated financial statements, certain reclassifications and rearrangements have been made to DBJ’s financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan. In addition, certain reclassifications have been made in the 2007 financial statements to conform to the classifications used in 2008.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥100.19=$1.00, the effective exchange rate prevailing as of March 31, 2008, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity debt securities are stated at amortized cost with amortization computed, on a straight-line basis, using the weighted average method. Investments in subsidiaries and affiliates are stated at cost computed using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method). Other securities without market quotations are stated at cost or amortized cost computed using the weighted average method.

Investments in limited partnerships and other similar partnerships are accounted for at their original cost plus DBJ’s interest in earnings since acquisition and less any dividends received, based on their most recent financial statements. However, regarding certain investments in limited partnerships, assets and liabilities are recorded in proportion to DBJ’s underlying interests based on their most recent financial statements.

Unrealized gains and losses on available-for-sale securities are included in equity.

Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as other securities.

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value. Except for certain derivatives that are designated as hedging instruments as discussed below, gains or losses on derivative transactions are recognized in the statements of income.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps which are used to hedge the foreign currency fluctuations are not translated at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rates and foreign currency fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of accrual method (*1) and foreign currency swap contracts which meet the hedging requirements of assignment method (*2) under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swaps are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge existing foreign currency assets or liabilities,

a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of income in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(e) Long-lived assets

DBJ reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

(f) Bonds and Notes Issuance Costs

“Bonds and Notes Issuance Costs” are charged to income as incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but are likely to become bankrupt for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Analysis Department, which is independent of the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totaled ¥52,170 million ($520,715 thousand) and ¥56,267 million for the years ended March 31, 2008 and 2007, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(j) Reserve for Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of a welfare pension fund plan and a lump-sum severance indemnity plan.

The “Reserve for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(k) Lease Transactions

Finance leases that do not involve transfer of ownership to lessees are accounted for as operating leases.

(l) Consumption taxes

Income and expenses subject to consumption taxes exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes.

3. Securities

Securities as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Japanese Government Bonds	¥143,530	¥120,705	$1,432,583
Corporate Bonds	87,022	61,753	868,576
Equities	185,767	97,804	1,854,148
Other securities	115,816	86,206	1,155,974

	¥532,137	¥366,469	$5,311,281

Notes:	1.	Investments in subsidiaries and affiliates included in “Equities” as of March 31, 2008 and 2007 are ¥86,808 million ($866,436 thousand) and ¥23,809 million, respectively.
	2.	DBJ has contingent liabilities for guarantees of corporate bonds among Securities which were issued by private placement (Article 2 Paragraph 3 of the Financial Instruments and Exchange Law) and amount to ¥3,280 million ($32,738 thousand) and ¥130 million as of March 31, 2008 and 2007 respectively.
	3.	There are no securities repledged as of March 31, 2008 and 2007 respectively, although securities accepted under repurchase agreements can be sold or repledged, securities neither sold nor repledged are ¥136,925 million ($1,366,662 thousand) and ¥223,829 million, respectively.
	4.

Other securities with market value are considered impaired if there is a considerable decline in the market value below the acquisition cost and such decline is not believed to be recoverable. The difference between the acquisition cost and the market value is the loss for the fiscal year. The criterion for determining “Considerable decline in market value” is as follows:

Market value is 50% and more lower than acquisition cost

Market value is 30% and more lower than acquisition cost, and such decline is not considered as recoverable

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Loans to Bankrupt Debtors	¥1,329	¥7,562	$13,273
Delinquent Loans	57,429	64,065	573,209
Loans Past Due Three Months or More	26	28	262
Restructured Loans	60,988	73,624	608,728

	¥119,774	¥145,280	$1,195,472

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of the allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as a reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, funds up to a pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2008 and 2007 are ¥268,665 million ($2,681,561 thousand), including ¥153,869 million ($1,535,779 thousand) being financed within one year and ¥331,113 million, including ¥97,695 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Prepaid Expenses	¥135	¥92	$1,356
Accrued Income	42,766	48,610	426,853
Derivatives	20,510	3,316	204,716
Guarantee Deposits	441	382	4,403
Other	1,040	1,338	10,382

	¥64,894	¥53,740	¥647,709

6. Tangible Fixed Assets

Tangible Fixed Assets as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Tangible Fixed Assets
Land	¥20,340	¥20,386	$203,020
Buildings	15,075	15,089	150,471
Equipment	293	287	2,929

Total	¥35,709	¥35,763	$356,420

Notes:	The Accumulated Depreciation of Tangible Fixed Assets as of March 2008 and 2007 is ¥ 20,845 million ($ 208,056 thousand) and ¥20,347 million, respectively.

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
General Allowance for Loan Losses	¥86,762	¥97,049	$865,977
Specific Allowance for Loan Losses	25,268	49,692	252,205

	¥112,030	¥146,742	$1,118,182

8. Other Liabilities

Other Liabilities as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Accrued Expenses	¥33,346	¥33,346	$332,835
Unearned Income	997	17,913	9,955
Deposits from Employees	199	153	1,993
Derivatives	115,499	133,847	1,152,805
Reserve for Bonus Payments	1,653	1,617	16,502
Other	5,032	6,421	50,227

	¥156,728	¥193,300	$1,564,318

9. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2008 and 2007 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Guarantees	¥172,833	¥334,965	$1,725,062

	¥172,833	¥334,965	$1,725,062

Notes:	In the year ended March 31, 2008, Credit Derivatives Transaction measured at fair value is reclassified from “Guarantees” to “Derivatives”, as its rational market value has been confirmed.

10. Assets Pledged as Collateral

Securities pledged as collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥123,155 million ($1,229,219 thousand) as of March 31, 2008 and ¥120,705 million as of March 31, 2007, respectively.

11. Retained Earnings

A portion of net income which has been calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to a provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

On May 31, 2007, DBJ paid ¥2,499 million ($24,952 thousand), attributable to the year ended March 31, 2007, to the National Treasury.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Commissions	¥4,836	¥3,405	$48,274

	¥4,836	¥3,405	$48,274

13. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Foreign Exchange Gains	¥166	¥	$1,665
Other	422		4,217

	¥589	¥	$5,883

14. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Reversal of Allowance for Loan Losses	¥24,221	¥47,017	$241,757
Reversal of Allowance for Investment Losses		330
Compensation for Advance Redemption	12,648		126,246
Gains on Sales of Equities and Other Securities	66	776	666
Gains on Money Held in Trust	1,281	1,350	12,790
Other	15,033	10,515	150,045

	¥53,251	¥59,989	$531,505

Notes:	In the year ended March 31, 2008, Compensation for Advance Redemption, which was classified in “Unearned Income” and amortized over the term of the loans, is recognized in full as Income.

“Other” includes profit of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics, attributable to DBJ and its subsidiaries as the equity participants, ¥13,427 million ($134,016 thousand) for the fiscal year ended March 31, 2008.

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Wire Transfer Service Charges	¥6	¥5	$62
Commissions	17	59	172

	¥23	¥65	$234

16. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen			Thousands of U.S. dollars
	2008		2007	2008
Foreign Exchange Losses	¥		¥116	$
Bonds and Notes Issuance Costs		1,827	1,521	18,239
Losses on derivative instruments		14,167	30	141,411
Other		2,815	356	28,104

		¥18,811	¥2,025	$187,754

17. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2008 and 2007 are as follows:

For the fiscal years ended March 31	Millions of yen			Thousands of U.S. dollars
	2008	2007		2008
Provision for Investment Losses	¥5,820	¥		$58,090
Write-off of Loans	7,913		2,982	78,988
Losses on Sales of Equities and Other Securities	85		1	857
Write-off of Equities	31,200		47,713	311,418
Losses on Money Held in Trust	383		0	3,831
Other	18,456		9,235	184,216

	¥63,861		¥59,933	$637,401

Notes:	The cost on Derivative transactions included in “Other” are ¥8,602 million ($85,859 thousand) for the fiscal years ended March 31, 2008

18. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2008			2007
At March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	1,098	¥480	¥1,579	¥716	¥273	¥990
Less- Accumulated Depreciation Equivalents	(474)	(179)	(654)	(427)	(149)	(576)

Book Value Equivalents	¥623	¥301	¥925	¥289	¥124	¥413

	Thousands of U.S. dollars
	2008
At March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$10,965	$4,798	$15,763
Less- Accumulated Depreciation Equivalents	(4,741)	(1,787)	(6,528)

Book Value Equivalents	$6,224	$3,010	$9,235

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

At March 31	Millions of yen		Thousands of U.S. dollars
	2008	2007	2008
Due in One Year or Less	¥301	¥212	$3,006
Due after One Year	629	206	6,283

	¥930	¥419	$9,289

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2008 amount to ¥289 million ($2,893 thousand), ¥279 million ($2,790 thousand) and ¥9 million ($95 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2007 are ¥243 million, ¥235 million and ¥8 million, respectively.

Notes:	1. Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and that the residual value at the end of the lease term is zero.
2. Interest expenses equivalents are defined as the difference between total lease payments and acquisition equivalents, and are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2008 and 2007.

19. Market Value of Securities

Market value of Securities, excluding investments in subsidiaries and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiaries with market value as of March 31, 2008 and 2007.

20. Subsequent Event

On May 14, 2008, the board meeting resolved to pay out of retained earnings ¥1,026 million ($10,246 thousand), attributable to the year ended March 31, 2008, to the National Treasury and DBJ paid it on May 30, 2008.